                                                                     EXHIBIT 4.1

                          SECURITIES PURCHASE AGREEMENT


        SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of June 1, 2000, by and among Komag, Incorporated, a Delaware corporation, with headquarters located at 1710 Automation Parkway, San Jose, California 95131(the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

        WHEREAS:

        A. The Company and each Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

        B. The Company has authorized convertible notes of the Company, in the form attached as Exhibit A (together with any convertible notes issued in replacement thereof in accordance with the terms thereof, the "CONVERTIBLE NOTES"), which shall be convertible into shares of the Company's common stock, par value $0.01 per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Convertible Notes;

        C. Each Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, Convertible Notes (which amount in the aggregate shall be $9,281,730.84) in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers (the "INITIAL NOTES");

        D. Subject to the terms and conditions set forth in this Agreement, each Buyer has the right to purchase and the Company may be required to sell Convertible Notes in an aggregate principal amount of up to $35,700,000 pro rata based on the principal amount of Initial Notes purchased by each buyer at the Initial Closing (as defined below) compared to the principal amount of all Initial Notes purchased by all Buyers (the "ADDITIONAL NOTES" and collectively with the Initial Notes, the "NOTES").

        E. Contemporaneously with the execution and delivery of this Agreement, the Company and each Buyer are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit B (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.


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        NOW THEREFORE, the Company and each Buyer hereby agree as follows:

        1. PURCHASE AND SALE OF NOTES.

                a. Purchase of Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company the respective principal amount of Initial Notes set forth opposite such Buyer's name on the Schedule of Buyers (the "INITIAL CLOSING"). Subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(c), 6(b) and 7(b), at the option of each Buyer, the Company shall issue at multiple closings, if applicable, and sell to each such Buyer and each such Buyer may purchase from the Company their pro rata portion of up to $35,700,000 in aggregate principal amount (pro rata based on the principal amount of Initial Notes purchased by each buyer at the Initial Closing (as defined below) compared to the principal amount of all Initial Notes purchased by all Buyers) (each an "ADDITIONAL CLOSING"). The Initial Closing and the Additional Closings collectively are referred to in this Agreement as the "CLOSINGS." The purchase price (the "PURCHASE PRICE") of each $1,000 of principle amount of the Notes shall be an exchange of existing bank debt of the Company equal to $1,428.57142857 in principal and accrued and unpaid interest issued pursuant to that certain Loan Restructuring Agreement by and among the Company, Bank Boston, N.A. and the banks party thereto (the "BANK DEBT"). "BUSINESS DAYS " means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

                b. The Initial Closing Date. The date and time of the Initial Closing (the "INITIAL CLOSING DATE") shall be 10:00 a.m. Central Time, within five (5) Business Days of the date on which the Company files the Bank Debt Form 8-K (as defined in Section 4(h)) with the SEC pursuant to Section 4(h), subject to the satisfaction (or waiver) of the conditions to the Initial Closing set forth in Sections 6(a) and 7(a) (or such later date as is mutually agreed to by the Company and the Buyers). The Initial Closing shall occur on the Initial Closing Date at the offices of Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

                c. The Additional Closing Date. The date and time of each Additional Closing (an "ADDITIONAL CLOSING Date") shall be 10:00 a.m. Central time, on the date specified in the Additional Share Notice (as defined below), subject to satisfaction (or waiver) of the conditions to each Additional Closing set forth in Sections 6(b) and 7(b) and the conditions contained in this Section 1(c) (or such later date as is mutually agreed to by the Company and each Buyer purchasing Notes at such Closing). At any time during the period beginning on the Initial Closing Date and ending on and including the date which is five (5) years after the Initial Closing Date, but subject to the requirements of Sections 6(b) and 7(b) and the conditions contained in this Section 1(c); each Buyer may purchase, at such Buyer's option, Additional Notes by delivering written notice to the Company (a "ADDITIONAL NOTE NOTICE") at least five Business Days (the "ADDITIONAL NOTE NOTICE DATE") prior to the Additional Closing Date set forth in the Additional Note Notice. The Additional Note Notice shall set forth (i) the principal amount of the Additional


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Notes such Buyer will purchase at such Additional Closing, which amount shall not exceed when aggregated with the principal amount of all Additional Notes purchased by such Buyer such Buyer's pro rata portion of $35,700,000 (pro rata based on the principal amount of Initial Notes purchased by each Buyer at the Initial Closing (as defined below) compared to the principal amount of all Initial Notes purchased by all Buyers), (ii) the aggregate Purchase Price for the Additional Notes and (iii) the Additional Closing Date for such Additional Closing. The Additional Closing shall occur on an Additional Closing Date at the offices of Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693. The Initial Closing Date and the Additional Closing Dates collectively are referred to in this Agreement as the "CLOSING DATES".

                d. Form of Payment. On each of the Closing Dates, (i) each Buyer shall pay the Purchase Price to the Company for the Notes to be issued and sold to such Buyer at such Closing, by delivering evidence of indebtedness of the applicable amount of the Bank Debt owned by the Buyer to the Company, and (ii) the Company shall deliver to each Buyer purchasing Notes at such Closing, Notes (in the denominations as such Buyer shall request) representing the principal amount of Notes which such Buyer is then purchasing hereunder, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

        2. BUYER'S REPRESENTATIONS AND WARRANTIES.

                Each Buyer represents and warrants with respect to only itself that:

                a. Investment Purpose. Such Buyer is acquiring the Notes and, upon conversion of the Notes, will acquire the Conversion Shares then issuable (the Notes and the Conversion Shares collectively are referred to herein as the "SECURITIES"), for its own account and not with a present view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                b. Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

                c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.


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                d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Sections 3 and 9(m) below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

                e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                f. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended, (or a successor rule thereto) ("RULE 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities.

                g. Legends. Such Buyer understands that the certificates or other instruments representing the Notes and, until such time as the sale of the Conversion Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):


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

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR
        (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or transfer , such holder provides the Company with an opinion of counsel, reasonably acceptable to the Company, to the effect that a sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

                h. Authorization; Enforcement; Validity. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                i. Residency. Such Buyer is a resident of that jurisdiction specified in its address on the Schedule of Buyers.

        3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                The Company represents and warrants to each of the Buyers that as of the date hereof and as of each of the Closing Dates (as such representations and warranties are modified by the Company's schedules updated pursuant to Section 4(m), as necessary, on each of the Additional Closing Dates):

                a. Organization and Qualification. The Company and its "SUBSIDIARIES" (which for purposes of this Agreement means any entity (A) in which the Company, directly or


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

indirectly, owns 50% or more of the capital stock or holds 50% or more of the equity or a similar interest of the Company and (B) whose business, properties, assets, operations, results of operations or financial condition are material to the Company) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on
(i) the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, (ii) the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, other than solely by a decline in the market price of the Common Stock, or (iii) the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). A complete list of entities in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest is set forth on Schedule 3(a).

                b. Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5), the Notes and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Notes and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 150,000,000 shares of Common Stock, of which as of May 30, 2000, 66,054,041 shares were issued and outstanding, 17,138,042 shares were reserved for issuance pursuant to the Company's stock option and purchase plans and 80,000 shares were issuable and reserved for issuance pursuant to securities (other than the Notes) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 1,000,000 shares of Preferred Stock, of which as of the date hereof, no shares are issued and outstanding. During the period between


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May 30, 2000 and the date hereof, no additional issuances of Common Stock have been made which in the aggregate exceed 50,000 shares of Common Stock. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), (A) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (B) there are no outstanding debt securities issued by the Company; (C) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (D) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (E) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (F) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (G) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to each Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "BYLAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                d. Issuance of Securities. The Notes are duly authorized and at least 16,000,000 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) have been duly authorized and reserved for issuance upon conversion of the Notes. Upon conversion in accordance with the Notes the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of the Buyer's representations and warranties as to factual matters contained in Sections 2(a), 2(b) and 2(d), the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

                e. No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Notes and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation or the Bylaws; (ii) conflict with, or constitute a default (or an event which with


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notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither the Company nor its Subsidiaries is in violation of any term of its Certificate of Incorporation or the Bylaws or their organizational charter or bylaws, respectively. Except as disclosed in Schedule 3(e), neither the Company or any of its Subsidiaries is in violation or any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except where such violations and defaults would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Principal Market, including, without limitation, the requirements set forth in Rule 4310(c)(25)(G)(iv)(d) of the Principal Market and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

                f. SEC Documents; Financial Statements. Since January 3, 1999, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC or as revised in a subsequent amendment filed prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the


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

financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d), contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have directly provided the Buyers with any material, nonpublic information, except for the information that the Company is required to disclose pursuant to Section 4(h).

                g. Absence of Certain Changes. Except as disclosed in Schedule 3(g), since January 2, 2000 there has been no material adverse change and no material adverse development in the business, properties, assets, operations, results of operations or financial conditions of the Company or its Subsidiaries taken as a whole. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Except as disclosed in Schedule 3(g), since April 2, 2000 the Company has not declared or paid any dividends, sold any assets in the aggregate in excess of $5,000,000 outside of the ordinary course of business or had capital expenditures in the aggregate in excess of $5,000,000.

                h. Absence of Litigation. Except for such as would not have either individually or in the aggregate a Material Adverse Effect, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company threatened against or affecting the Company, the Common Stock or, to the knowledge of the Company, any of the Subsidiaries or any of the Company's or the Subsidiaries' officers or directors in their capacities as such. To the knowledge of the Company none of the directors or officers of the Company in their capacities as such have been involved in securities related litigation during the past five years.

                i. Acknowledgment Regarding Buyer's Purchase of Notes. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction


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

Documents and the Certificate of Designation and the transactions contemplated hereby and thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                j. Intentionally left blank.

                k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

                l. No Integrated Offering. Neither the Company, nor any of its officers, directors or Subsidiaries, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

                m. Intellectual Property Rights. To the Company's knowledge, the Company and its Subsidiaries own or possess or can obtain on commercially reasonable terms adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights necessary to conduct their respective businesses as now conducted. Except to the extent that such infringement would not have, either individually or in the aggregate, a Material Adverse Effect, the Company does not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other intellectual property rights of others, or of any development of similar or identical trade secrets or technical information by others and there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding its trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets, or infringement of other intellectual property rights, except to the extent that such claim, action or proceeding, either individually or in the aggregate, would not have a Material Adverse Effect; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

                n. Title. The Company and its U.S. Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. To the best of the Company's knowledge, any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries.

                o. Regulatory Permits. To the Company's knowledge and except the absence of which would not reasonably be expected to result, either individually or in the aggregate, in a Materially Adverse Effect, the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                p. Internal Accounting Controls. The Company and to the Company's knowledge each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                q. Tax Status. The Company and each of its Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves for on its books, and
(iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                r. Transactions With Affiliates. Except as set forth on Schedule 3(r) and in the SEC Documents filed at least ten days prior to the date hereof, and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any material transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

                s. Application of Takeover Protections. The Company does not have any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation.

                t. Rights Agreement. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

                u. Foreign Corrupt Practices. To the best of the Company's knowledge, neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

        4. COVENANTS.

                a. Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                b. Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at each of the Closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Dates. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following each of the Closing Dates.

                c. Reporting Status. Until the later of (i) the date which is one year after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and (ii) the date on which the Investors have sold all Conversion Shares which they may acquire pursuant to this Agreement or the Notes, which date shall not be later than five (5) years from the last Closing Date to occur (the "REPORTING PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

                d. Financial Information. The Company agrees to send the following to each Investor during the Reporting Period: (i) within two (2) days after the filing thereof with the SEC (unless available on the EDGAR System), a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, provided that if any such report is not filed with the SEC through EDGAR then the Company shall deliver a copy of such report to each Investor by facsimile on the same day it is filed with the SEC and (ii) to use its best efforts to provide copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. The Company will add the Investors to its email distribution list which it maintains to disseminate its press releases.

                e. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance of Conversion Shares, at least the greater of (i) the number of shares of Common Stock to provide for the issuance of the shares of Common Stock upon conversion of all outstanding Notes (without regard to any limitations on conversions) and (ii) 16,000,000 shares of Common Stock.

                f. Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for quotation on the Nasdaq National Market ("NASDAQ") or listed on The New York Stock Exchange ("NYSE") or The American Stock Exchange ("AMEX"). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock from any such market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

                g. Expenses. Subject to Section 9(l) below, at the Initial Closing, the Company shall reimburse the Buyers for the Buyers' expenses (including reasonable attorneys' fees and expenses) in due diligence and negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby of up to $50,000. Such amount will be paid by the Company by wire transfer of immediately available funds within 5 days of the Company's receipt of invoices for expenses to be reimbursed pursuant to this
Section 4(g).

                h. Filing of Form 8-K. On the first (1st) Business Day following the date on which the transaction which restructures the Bank Debt closes, the Company shall publicly disclose the material terms of the Bank Debt by filing with the SEC a Form 8-K (the "BANK DEBT FORM 8-K") describing the terms of the Bank Debt and including as exhibits to the Bank Debt Form 8-K such agreements which set forth the Bank Debt. On the date the Company files the Bank Debt Form 8-K, the Company shall file a Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Form 8-K this Agreement, the Note and the Registration Rights Agreement in the form required by the 1934 Act. On or before the first (1st) Business Day following each Additional Closing Date and Additional Note Notice Date the Company shall file a Form 8-K with the SEC describing the transaction consummated or proposed on such date.

                i. Corporate Existence. So long as a Buyer beneficially owns any Notes the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is quoted on or listed for trading on Nasdaq, AMEX or NYSE.

                j. Right of First Offer. Subject to the exceptions described below, the Company agrees that during the period beginning on the date hereof and ending on and including the date which is 183 days after the Initial Closing Date, neither the Company nor its Subsidiaries will negotiate or contract with any party for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or any Subsidiary or securities convertible or exchangeable into or for equity securities of the Company or any Subsidiary (including debt securities with an equity component) in any form (a "PROPOSED OFFERING") unless it shall have first delivered to each Buyer or a designee appointed by such Buyer written notice (the "OFFERING NOTICE") describing the proposed Participation Offering, including the size, terms and conditions thereof, and providing each Buyer an option to offer terms to the Company for the Proposed Offering (the limitations referred to in this sentence are collectively referred to as the "CAPITAL RAISING LIMITATIONS"). Notwithstanding the foregoing, the Company shall retain the right to accept such Buyer's terms for the Proposed Offering, to attempt to secure better terms from other investors, or postpone or discontinue such Proposed Offering. A Buyer shall exercise its option to offer terms to the Company for the Proposed Offering by delivering written notice of such terms to the Company within 10 Business Days after receipt of a Proposed Offering Notice. Within five (5) Business Days of the Company's receipt of proposed terms from a Buyer pursuant to this Section 4(j), the Company shall notify such Buyer in writing of the Company's election to accept such terms, to attempt to secure better terms from other investors, or postpone or discontinue such Proposed Offering. In the event the Company has not sold such securities of the Proposed Offering within such 135 days of the Company's delivery of the Offering Notice, the Company shall not thereafter issue or sell such securities without first notifying each Buyer of the proposed offering in the manner provided in this
Section 4(j). The Capital Raising Limitations shall not apply to (i) a loan from a commercial bank, insurance company or other institutional investor which does not have any equity feature, (ii) any transaction involving the Company's issuances of securities (A) as consideration in a merger or consolidation, (B) in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or (C) as consideration for the acquisition of a business, product, license or other assets by the Company,
(iii) the issuance of Common Stock or debt in a firm commitment, underwritten public offering, (iv) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (v) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option plan, restricted stock plan or stock purchase plan for the benefit of the Company's employees, directors or consultants, (vi) the issuance of securities pursuant to an offering by the Company in reliance upon Rule 144A under the 1933 Act with proceeds to the Company of at least $50,000,000 and (vii) the issuance of convertible debt in exchange for Bank Debt not held by the Holders of the Notes. The Buyers shall not be required to offer terms for a particular Proposed Offering in order to have the right to receive notice with respect to later Proposed Offerings.

                k. Organizational Chart. The Company shall provide the Buyers with an organizational chart describing the relationship between the Company and each of the entities listed on Schedule 3(a) on or prior to the Initial Closing Date, which organizational chart shall not disclose any material nonpublic information.

                l. Limitation on the Sales of Common Stock. During any period beginning on and including a date which is eight (8) Business Days prior to an Additional Note Notice Date and ending on and excluding such Additional Note Notice Date, each Buyer agrees that neither such Buyer nor its affiliates will sell any shares of the Company's Common Stock.

                m. Schedules. The Company shall update the disclosure schedules made pursuant to Section 3 hereof on each Additional Closing Date so as to make the Company's representations and warranties on such date true and correct as of such date.

                n. Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, shall be delivered to and acknowledged in writing by the Company's transfer agent on or prior to June 6, 2000.

                o. Restructured Loan Agreement. So long as the any principal amount of the Notes is outstanding, the Company shall comply in all respects with the Senior Credit Facility (as defined in Section 23 of the Notes) and shall immediately pay all amounts due and owing under the Senior Credit Facility.

        5. TRANSFER AGENT INSTRUCTIONS.

                The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Conversion Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 2(f) (in the case of the Conversion Shares, prior to registration of the Conversion Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Buyer provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a sale, assignment or transfer of the Securities may be made without registration under the 1933 Act or the Buyer provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the each Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

        6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                a. Initial Closing Date. The obligation of the Company to issue and sell the Initial Notes to each Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                (i) Such Buyer shall have executed each of this Agreement and the Registration Rights Agreement and delivered the same to the Company.

                (ii) Such Buyer shall have delivered evidence of indebtedness to the Company in an amount equal to the Purchase Price in exchange for the Initial Notes being purchased by such Buyer at the Initial Closing by delivering transfer documentation transferring the Bank Debt from the Buyer to the Company.

                (iii) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Initial Closing Date.

                (iv) Each Buyer shall have purchased the principal amount of Initial Notes set forth on the Schedule of Buyers.

                b. Additional Closing Date. The obligation of the Company hereunder to issue and sell the Additional Notes to each Buyer at each Additional Closing is subject to the satisfaction, at or before such Additional Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                (i) Such Buyer shall have delivered evidence of indebtedness to the Company in an amount equal to the Purchase Price in exchange for the Additional Notes being purchased by such Buyer at the applicable Additional Closing by delivering transfer documentation transferring the Bank Debt from the Buyer to the Company.

                (ii) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the applicable Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the applicable Additional Closing Date.

                (iii) The principal amount of Additional Notes being purchased at such Additional Closing shall equal or exceed $3,500,000.

                (iv) Each Buyer purchasing Additional Notes in the applicable Additional Closing shall have satisfied conditions (i) through (iii) of this Section 6(b).

        7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

                a. Initial Closing Date. The obligation of each Buyer hereunder to purchase the Initial Notes from the Company at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                (i) The Company shall have executed each of the Transaction Documents and delivered the same to such Buyer.

                (ii) The Common Stock (x) shall be designated for quotation or listed on Nasdaq and (y) shall not have been suspended by the SEC or Nasdaq from trading on Nasdaq nor shall suspension by the SEC or Nasdaq have been threatened either (A) in writing by the SEC or Nasdaq or (B) by falling below the minimum listing maintenance requirements of Nasdaq; and the Conversion Shares issuable upon conversion of the Initial Notes shall be listed upon Nasdaq.

                (iii) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the Initial Closing Date regarding the representation contained in Section 3(c) above.

                (iv) Such Buyer shall have received the opinion of Wilson Sonsini Goodrich & Rosati, P.C. dated as of the Initial Closing Date, in substantially the form of Exhibit C attached hereto.

                (v) The Company shall have executed and delivered to such Buyer the Notes (in such denominations as such Buyer shall request, as specified in the Schedule of Buyers) for the Initial Notes being purchased by such Buyer at the Initial Closing.

                (vi) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b) above and in a form reasonably acceptable to such Buyer (the "RESOLUTIONS").

                (vii) As of the Initial Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Initial Notes at least 16,000,000 shares of Common Stock.

                (viii) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each U.S. Subsidiary in such entity's state of incorporation or organization issued by the Secretary of State of such state of incorporation or organization as of a date within ten days of the Initial Closing Date.

                (ix) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware as of a date within ten days of the Initial Closing Date.

                (x) The Company shall have delivered to such Buyer a secretary's certificate, dated as the Initial Closing Date, certifying as to (A) the Resolutions, (B) the Certificate of Incorporation and (C) the Bylaws, each as in effect at the Initial Closing.

                (xi) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as within three (3) days of the Initial Closing Date.

                (xii) The debt restructuring transaction contemplated by the Bank Debt shall be finalized and shall have closed.

                b. Additional Closing Dates. The obligation of each Buyer hereunder to purchase the Additional Notes from the Company at each of the applicable Additional Closings is subject to the satisfaction, at or before each of the Additional Closing Dates, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                (i) The Company shall have complied with and satisfied all of the requirements of Section 1(c).

                (ii) The Common Stock (x) shall be designated for quotation or listed on Nasdaq and (y) shall not have been suspended by the SEC or Nasdaq from trading on or delisted from Nasdaq nor shall delisting or suspension by Nasdaq have been threatened either (A) in writing by the SEC or Nasdaq or (B) by falling below the minimum listing maintenance requirements of Nasdaq and all of the Conversion Shares issuable upon conversion of the Additional Notes shall be listed upon Nasdaq.

                (iii) The representations and warranties of the Company shall be true and correct as of the date of this Agreement and as of the applicable Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the applicable Additional Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Additional Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the applicable Additional Closing Date regarding the representation contained in
        Section 3(c) above.

                (iv) Such Buyer shall have received the opinion of Wilson Sonsini Goodrich & Rosati, P.C. dated as of the applicable Additional Closing Date, in substantially the form of Exhibit C attached hereto.

                (v) The Company shall have executed and delivered to such Buyer the Notes (in such denominations as such Buyer shall request) for the Additional Notes being purchased by such Buyer at the applicable Additional Closing.

                (vi) The Board of Directors of the Company shall have adopted, and shall not have amended, the Resolutions.

                (vii) As of the applicable Additional Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, a number of shares of Common Stock equal to at least 100% of the number of shares of Common Stock which would be issuable upon conversion in full of the then outstanding Notes (without regard to any limitations on conversions), including for such purposes the Additional Notes to be issued at such Additional Closing.

                (viii) The Irrevocable Transfer Agent Instructions shall remain in effect as of the Additional Closing Date and the Company shall cause its Transfer Agent to deliver a letter to such Buyer to that effect.

                (ix) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in the state of such entity's state of incorporation or organization issued by the Secretary of State of such state of incorporation or organization as of a date within ten days of the applicable Additional Closing Date.

                (x) The Company shall have delivered to such Buyer a certified copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten days of the applicable Additional Closing Date.

                (xi) The Company shall have delivered to such Buyer a secretary's certificate, dated as of the applicable Additional Closing Date, certifying as to (A) the Resolutions, (B) the Certificate of Incorporation and (C) the Bylaws, each as in effect at the applicable Additional Closing.

                (xii) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within twenty days of the applicable Additional Closing Date.

                (xiii) The Company shall not have updated the schedules or added additional schedules to the representations and warranties contained in
        Section 3.

        8. INTENTIONALLY LEFT BLANK.

        9. GOVERNING LAW; MISCELLANEOUS.

                a. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, Cook County, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least two-thirds (b) of the principle amount of the Initial Notes purchased on the Initial Closing Date or, if prior to the Initial Closing Date, the Buyers listed on the Schedule of Buyers as being obligated to purchase at least two-thirds (b) of the principal amount of the Initial Notes issued on the Initial Closing Date. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Notes, as the case may be.

                f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                           Komag, Incorporated
                           1710 Automation Parkway
                           San Jose, California 95131
                           Telephone: 408-576-2000
                           Facsimile:  408-944-9234
                           Attention: Chief Financial Officer

         With a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, California 94304-1050
                           Telephone: 650-493-9300
                           Facsimile: 650-493-6811
                           Attention: Kathleen Bloch, Esq.

         If to the Transfer Agent:

                           Chase Mellon Shareholder Services
                           235 Montgomery Street, 23rd Floor
                           San Francisco, CA 94104
                           Telephone:   (415) 743-1426
                           Facsimile:   (415) 989-5241
                           Attention:   Duane Knutsen

If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of a majority of the Notes then outstanding, including by merger or consolidation, except pursuant to a Change of Control (as defined in Section 4(b) of the Notes) with respect to which the Company is in compliance with Section 4(i) of this Agreement and Section 4 of the Notes. A Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents, the Buyers shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by the Securities.

                h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                i. Survival. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closings. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. Notwithstanding the above, nothing in this Section 9(i) shall serve to change the representations and warranties contained in Sections 2 and 3 and as given on the date hereof and each of the Closing Dates into covenants.

                j. Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                l. Termination. In the event that the Initial Closing shall not have occurred with respect to a Buyer on or before fifteen (15) days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6(a) and 7(a) above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company shall remain obligated to reimburse any nonbreaching Buyers for the expenses described in Section 4(g) above. In the event that the Initial Closing shall not have occurred with respect to a Buyer on or before the date which is fifteen (15) days after the date hereof due to the failure to satisfy the condition set forth in Section 7(a)(xii) (and such Buyer's failure to waive such unsatisfied conditions), each of the Company and such Buyer shall have the option to terminate this Agreement with respect to such Buyer and the Company at any time after such date without liability of any party to any other party.

                m. Placement Agent. The Company acknowledges that it has not engaged a placement agent in connection with the sale of the Notes. Each Buyer acknowledges that they have not engaged a placement agent in connection with the purchase of the Notes.

                n. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                o. Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                p. Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to the Registration Rights Agreement or the Notes or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                         *   *   *   *   *   *

        IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                    BUYERS:

KOMAG, INCORPORATED                         OLYMPUS SECURITIES LTD.



By:                                         By:
                                               ---------------------------------
Name:                                          Name: Bradford B. Couri
     ------------------------------            Its: Authorized Signatory
Title:
      -----------------------------

                                            NELSON PARTNERS LTD.


                                            By:
                                               ---------------------------------
                                               Name: Bradford B. Couri
                                               Its: Authorized Signatory

                               SCHEDULE OF BUYERS


                                                                    PRINCIPAL            INVESTOR'S LEGAL
                               INVESTOR ADDRESS                     AMOUNT OF        REPRESENTATIVES' ADDRESS
    INVESTOR'S NAME          AND FACSIMILE NUMBER                 INITIAL NOTES        AND FACSIMILE NUMBER
                          -----------------------------------------------------------------------------------------
Olympus Securities Ltd.    c/o Citadel Investment Group, L.L.C.   $5,606,730.81 Katten Muchin Zavis
                           225 West Washington Street                           525 W. Monroe Street
                           Chicago, Illinois  60606                             Chicago, Illinois 60661-3693
                           Attention: Bradford B. Couri                         Attention: Robert J. Brantman, Esq.
                           Telephone: (312) 696-2063                            Telephone: (312) 902-5200
                           Facsimile: (312) 368-4650                            Facsimile: (312) 902-1061

                           Residence: Cayman Islands

Nelson Partners Ltd.       c/o Citadel Investment Group, L.L.C.   $3,675,000.03 Katten Muchin Zavis
                           225 West Washington Street                           525 W. Monroe Street
                           Chicago, Illinois  60606                             Chicago, Illinois 60661-3693
                           Attention: Bradford B. Couri                         Attention: Robert J. Brantman, Esq.
                           Telephone: (312) 696-2063                            Telephone: (312) 902-5200
                           Facsimile: (312) 368-4650                            Facsimile: (312) 902-1061

                           Residence: Bahamas

                                    SCHEDULES

Schedule 3(a)              Subsidiaries
Schedule 3(c)              Capitalization
Schedule 3(e)              Conflicts
Schedule 3(g)              Material Changes
Schedule 3(r)              Certain Transactions



                                    EXHIBITS

Exhibit A                  Form of Note
Exhibit B                  Form of Registration Rights Agreement
Exhibit C                  Form of Company Counsel Opinion
Exhibit D                  Form of Irrevocable Transfer Agent Instructions